               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                   Ortec International, Inc.
..................................................................
     (Name of Registrant as Specified In Its Charter)

..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:

     ............................................................

     (2) Aggregate number of securities to which transaction applies:

     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     .......................................................

     (4) Proposed maximum aggregate value of transaction:

     .......................................................

     (5)  Total fee paid:

     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          .......................................................

          (2) Form, Schedule or Registration Statement No.:

          .......................................................

          (3) Filing Party:

          .......................................................

          (4) Date Filed:

          .......................................................

                                     [LOGO]

                           ORTEC INTERNATIONAL, INC.
                                 3960 BROADWAY
                               NEW YORK, NY 10032

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON          , 2003

    The Annual Meeting of Stockholders of Ortec International, Inc. (the 'Company') will be held at the Russ Berrie Medical and Science Pavilion, 1150
St. Nicholas Avenue, New York, New York, on          , 2003 at 4 p.m. local
time, to consider and act upon the following matters:

        1.  To elect six directors to serve for the ensuing year.

        2. To ratify the selection by the Board of Directors of Grant Thornton LLP as the Company's independent auditors for the current fiscal year.

        3. To approve an amendment to the Company's certificate of incorporation, as amended and restated, increasing from 35,000,000 to 200,000,000 the number of shares of common stock the Company is authorized to issue.

        4. To authorize the Board of Directors, in its discretion, to amend the Company's certificate of incorporation, as amended and restated, to effect a reverse stock split of the Company's common stock at a ratio within the range from one-for-two to one-for-ten without further approval or authorization of its stockholders at any time prior to December 31, 2003.

        5. To ratify and approve a third amendment to the Company's 1996 Stock Option Plan (the 'Stock Option Plan' or the 'Plan') increasing the number of shares of the Company's Common Stock under the Plan from 3,000,000 to 4,500,000 shares.

        6. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Stockholders of record as of the close of business on December 13, 2002 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

                                                By Order of the Board of
                                                Directors

                                          RON LIPSTEIN
                                          RON LIPSTEIN
                                          Secretary

New York, New York
                , 2002

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE THE AUTHORITY GRANTED THEREIN IS EXERCISED.

                                     [LOGO]

                           ORTEC INTERNATIONAL, INC.
                                 3960 BROADWAY
                               NEW YORK, NY 10032

                              -------------------
                                PROXY STATEMENT
                                    FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON          , 2003
                              -------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ortec International, Inc. (the 'Company')
for use at its Annual Meeting of Stockholders, to be held on          , 2003 at
the Russ Berrie Medical and Science Pavilion, 1150 St. Nicholas Avenue, New York, New York at 4 p.m. local time, and at any adjournment of that meeting (the 'Annual Meeting'). All proxies will be voted in accordance with a stockholder's instructions and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

    The Company intends to mail this Proxy Statement to stockholders on or about
                , to be accompanied by the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2001.

VOTING SECURITIES AND VOTES REQUIRED

    At the close of business on December 13, 2002, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 19,963,688 shares of Common Stock of the Company. Stockholders are entitled to one vote per share.

    The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required for election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting is required for the ratification of the selection by the Board of Directors of Grant Thornton LLP as the Company's independent auditors for the current fiscal year; the approval of an amendment to the Company's certificate of incorporation, as amended and restated, increasing from 35,000,000 to 200,000,000 the number of shares of common stock the Company is authorized to issue; the authorization of the Board of Directors of the Company to effectuate the reverse stock split of the Company's common stock; and the ratification and approval of the third amendment to the Company's 1996 Stock Option Plan. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter has the same legal effect as a vote against the matter. If a broker or nominee holding stock in 'street name' indicates on the proxy that it does not have discretionary authority to vote as to a particular matter ('broker non-votes'), those shares will not be considered as present and entitled to vote with respect to such matter. Accordingly, a broker non-vote on a matter has no effect on the voting on such matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information, as of December 6, 2002, based upon information obtained from the persons named below, regarding beneficial ownership of the Company's Common Stock by (i) each current director and nominee for director of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption 'Executive Compensation', below, (iii) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of its Common Stock and
(iv) all executive officers and directors of the Company as a group.

                                                               AMOUNT AND
                                                                NATURE OF         PERCENTAGE OF
NAME AND ADDRESS                                               BENEFICIAL          OUTSTANDING
OF BENEFICIAL OWNER                                            OWNERSHIP**        SHARES OWNED**
-------------------                                            -----------        --------------
Steven Katz*................................................    2,897,917(1)           12.8%
Mark Eisenberg*.............................................      598,500(2)            3.0
Ron Lipstein*...............................................    2,881,224(3)           12.7
Alain Klapholz*.............................................      548,906(4)            2.7
Costa Papastephanou*........................................       89,250(5)         ***
William D. Schaeffer*.......................................       50,064(6)         ***
Steven Lilien ..............................................       55,525(7)         ***
19 Larchmont Street
Ardsley, NY 10502
Allen I. Schiff ............................................       27,500(8)         ***
Fordham University
Graduate School of Business
113 West 60th Street
New York, NY 10023
George Soros ...............................................    1,153,900(9)            5.8
888 Seventh Avenue, 33rd Floor
New York, NY 10106
Pequot Capital Management, Inc. ............................    3,937,255(10)          19.7
5000 Nyala Farm Road
Westport, CT 06880
DMG Advisors LLC ...........................................    2,172,260(10)(11)      10.7
53 Forest Avenue, Suite 202
Old Greenwich, CT 06870
Sargon Capital International Fund Ltd. .....................    1,691,494(10)(12)       8.0
6 Louis Drive
Montville, NJ 07045
SDS Merchant Fund L.P. .....................................    2,447,035(12)(13)      11.0
53 Forest Avenue, Suite 201
Old Greenwich, CT 06870
Stonestreet Limited Partnership ............................    2,786,165              14.0
c/o Canaccord Capital Corp.
32 Bay Street, Suite 1250
Toronto, ON M5H4A6
All officers and directors as a group (eight persons).......    7,148,890(1-8)         27.7

                                                        (footnotes on next page)

(footnotes from previous page)

  * The address of these persons is at the Company's offices, 3960 Broadway, New York, NY 10032.

 ** The number of shares of common stock beneficially owned by each person or entity is determined under rules promulgated by the Securities and Exchange Commission. Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power. Included among the shares owned by such person are any shares which such person or entity has the right to acquire within 60 days after December 6, 2002. Unless otherwise indicated, each person or entity referred to above has sole voting and investment power with respect to the shares listed. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

 *** Less than 1%, based upon information available to the Company.

 (1) Does not include shares owned by Dr. Katz's children, their spouses and his grandchildren. Dr. Katz disclaims any beneficial interest in such shares. Includes 2,710,859 shares issuable to Dr. Katz upon his exercise of outstanding options and warrants.

 (2) Includes 2,500 shares issuable to Dr. Eisenberg upon his exercise of outstanding options.

 (3) Includes 33,600 shares owned by Mr. Lipstein's minor children. Mr. Lipstein disclaims any beneficial interest in such 33,600 shares. Also includes 2,658,953 shares issuable to Mr. Lipstein upon his exercise of outstanding options and warrants.

 (4) Includes 24,000 shares owned by Mr. Klapholz' minor children. Mr. Klapholz disclaims any beneficial interest in such shares. Also includes 262,300 shares issuable to Mr. Klapholz upon his exercise of outstanding options.

 (5) Includes 87,500 shares issuable to Mr. Papastephanou upon his exercise of outstanding options.

 (6) Includes 47,564 shares issuable to Mr. Schaeffer on his exercise of outstanding options.

 (7) Includes 55,125 shares issuable to Dr. Lilien on his exercise of outstanding options.

 (8) All 27,500 shares are issuable to Dr. Schiff on his exercise of outstanding options.

 (9) This number includes 722,328 shares held for the account of Quasar International Partners C.V. ('Quasar') and 431,572 shares held for the account of Lupa Family Partners ('Lupa'). Soros Fund Management LLC serves as principal investment manager of Quasar (a Netherlands Antilles limited partnership) and, as such, Mr. George Soros as Chairman of Soros Fund Management LLC, may be deemed to have investment discretion over and the power to direct the voting and disposition of the shares held for the account of Quasar. Lupa is a New York limited partnership. In his capacity as a general partner of Lupa, Mr. Soros may be deemed to have voting and dispositive power with respect to shares held for the account of Lupa.

(10) Shares held by investment funds. These have sole or shared investment and/or voting power for these shares.

(11) Includes 350,000 shares issuable upon conversion of notes.

(12) Includes 1,225,000 shares issuable upon conversion of notes.

(13) Includes 1,226,217 shares issuable upon conversion of notes.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

    The persons named in the enclosed proxy will vote to elect as directors the six nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by management. Each director will be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. There are no family relationships between or among any officers or directors of the Company.

NOMINEES

    Set forth below for each nominee as a director of the Company is his name and age, position with the Company, principal occupation and business experience during at least the past five years and the date of the commencement of each director's term as a director.

NAME                          AGE   POSITION
----                          ---   --------
Steven Katz, Ph.D. .........  57    Chairman of the Board of Directors and Chief Executive
                                      Officer
Dr. Mark Eisenberg..........  65    Senior Vice President, Research and Development, and
                                      Director
Ron Lipstein................  46    Vice Chairman of the Board of Directors, Secretary,
                                      Treasurer and Chief Financial Officer
Alain M. Klapholz...........  46    Vice President and Director
Steve Lilien, Ph.D. ........  55    Director
Allen I. Schiff, Ph.D. .....  56    Director

DIRECTORS

    Steven Katz, one of the Company's founders, has been a director since the Company's inception in 1991 and was elected Chairman of its Board of Directors in September 1994. He has been employed by the Company since 1991. Dr. Katz has also been a professor of Economics and Finance at Bernard M. Baruch College in New York City since 1972. He has a Ph.D. in Finance and Statistics as well as an MBA and an MS in Operations Research, both from New York University.

    Dr. Mark Eisenberg, one of the Company's founders, has been a director and Senior Vice President since 1991. Dr. Eisenberg has also been a consultant to the Company since 1991. See 'Certain Relationships and Related
Transactions -- Eisenberg Consulting Agreement'. He has been a physician in private practice in Sydney, Australia since 1967. He is a member and co-founder of the dystrophic epidermolysis bullosa clinic at the Prince of Wales Hospital for children in Sydney, Australia. He has done extensive research on epidermolysis bullosa disease.

    Ron Lipstein, one of the Company's founders, has been the Secretary, Treasurer, Chief Financial Officer and a director of the Company since 1991. In January 2001, Mr. Lipstein was elected Vice Chairman of the Company's Board of Directors. He has been employed by the Company since 1991. Mr. Lipstein is a certified public accountant.

    Alain M. Klapholz, one of the Company's founders, has been the Vice President and a director of the Company since 1991. He has been employed by the Company since 1991. He has an MBA from New York University.

    Steven Lilien has been a director of the Company since February 1998. He has been chairman of the accounting department of Bernard M. Baruch College in New York City for the past fourteen years and is currently the Weinstein Professor of Accounting there. He is a certified public accountant and has a Ph.D. in accounting and finance and an MS, both from New York University.

    Allen I. Schiff was elected director of the Company on June 11, 2001. He has been Director of the Field Study Program at Fordham University Graduate School of Business since 1992. That program performs consulting projects for businesses and charitable institutions including a number of major well-known business and charitable entities. From 1985 through 1989 he was chairman of both the undergraduate and the graduate accounting departments at Fordham University. He has a Ph.D. in business administration and an MS in accounting, both from New York University. He is a director and chairman of the audit committee of Data Software and Systems, Inc., a publicly held company whose shares are listed on NASDAQ and whose principal business is the development of compatible software for use by utilities.

    All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Drs. Steven Lilien and Allen
I. Schiff are the Company's only non-employee directors. For Dr. Steven Lilien's services in 2001 as a director and as chairman of the Company's audit committee, in February and November 2001 the Company paid Dr. Lilien an aggregate of $5,000 and granted Dr. Lilien 7 year options to purchase 15,000 shares of common stock. For his services in 2001 as a director and as a member of the Company's audit committee, in June, November and December 2001 the Company paid Dr. Schiff an aggregate of $5,300 and granted Dr. Schiff 7 year options to purchase an aggregate of 15,000 shares of common stock. Such options were granted under the Company's Employee Stock Option Plan and different options are exercisable at $4.75, $6.30 and $8.75 per share.

EXECUTIVE OFFICERS

    Officers are elected annually by the Board of Directors and serve at the direction of the Board of Directors. Three of the Company's executive officers, Steven Katz, Ron Lipstein and Alain Klapholz, are also directors of the Company. Information with regard to such persons is set forth above under the heading 'Directors.' The remaining executive officers are Costa Papastephanou, the Company's President, and William Schaeffer, the Company's Chief Operating Officer.

    Costa Papastephanou was employed by the Company in February 2001 as its president. Prior to joining the Company, he was employed by Bristol Myers-Squibb for 30 years, the last 14 of which he was with Bristol Myers' Convatec, a multinational ostomy and wound care management division. His last position at Convatec was as President of the global chronic care division, where he was responsible for that division's sales and marketing, clinical trials, research and development, manufacturing, quality assurance and regulatory affairs. He holds a Ph.D. in Biochemistry from University of Miami, as well as a Master of Science in Microbial Biochemistry from University of London.

    William Schaeffer has been the Company's Chief Operating Officer since May 1998. Prior to joining the Company, Mr. Schaeffer was employed by Johnson & Johnson for more than 25 years. His last position was Vice President, Quality Assurance Worldwide for Johnson & Johnson's Cordis, Inc., where he was also a member of its Management Board. Mr. Schaeffer has also held senior management positions at Johnson & Johnson's Ethicon, Inc., Johnson & Johnson Cardiovascular and Ortho Diagnostics, Inc. His responsibilities have included process development, manufacturing and quality assurance for a broad range of medical devices developed, produced and distributed by Johnson & Johnson.

THE COMMITTEES

    The Board of Directors of the Company has an Audit Committee, a Compensation Committee and a Stock Option Committee. The Board of Directors does not have a Nominating Committee and the usual functions of such committee are performed by the entire Board of Directors.

    Audit Committee. The functions of the Audit Committee include recommendations to the Board of Directors with respect to the engagement of the Company's independent certified public accountants and the review of the scope and effect of the audit engagement. The current members of the Audit Committee are Messrs. Lilien and Schiff.

    Compensation Committee. The function of the Compensation Committee is to make recommendations to the Board of Directors with respect to the compensation of the Company's executive officers, including salary, bonus and other incentives. The current members of the Compensation Committee are Messrs. Katz, Eisenberg and Lilien.

    Stock Option Committee. The Stock Option Committee determines the employees, (other than executive officers of the Company), consultants and advisors, to whom options should be granted under the Company's Stock Option Plan and the number of options to be granted to each such employee, consultant and advisor. The current members of the Stock Option Committee are Messrs. Katz and Lipstein. The Board of Directors determines any other persons (the Company's executive officers and directors) to whom options should be granted and the number of options to be granted to each such person.

ATTENDANCE AT MEETINGS

    During 2001, the Board of Directors, Audit Committee, Compensation Committee and Stock Option Committee each met or acted without a meeting pursuant to unanimous written consent 11 times, 5 times, 1 time and 15 times, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EISENBERG CONSULTING AGREEMENT

    Pursuant to a consulting agreement (the 'Consulting Agreement') dated June 7, 1991, as amended on September 1, 1992, between the Company and Dr. Eisenberg, the Company has retained the services of Dr. Eisenberg as a consultant until June 6, 2005. Under the Consulting Agreement, Dr. Eisenberg is required to devote 20 hours per week to the Company. The Company pays Dr. Eisenberg an annual fee at the rate of $73,000. Payments aggregating $93,573 due Dr. Eisenberg as of December 31, 2002 by the Company have been deferred. Dr. Eisenberg's fee is subject to annual increases based on certain formulas. Dr. Eisenberg has agreed not to compete with the Company until one year after termination of the Consulting Agreement.

TERMINATION OF EMPLOYMENT AGREEMENTS

    The Company has entered into agreements with Messrs. Katz, Lipstein and Klapholz that provide for payments to them in the event that their employment by the Company is terminated by the Company, including 'constructive termination' as defined in those agreements. The Company will pay to such terminated executive officer in the event it is Dr. Katz or Mr. Lipstein an amount equal to
2.99 times, and in the event it is Mr. Klapholz 1.99 times, the average annual compensation paid by the Company to such executive in the five tax years prior to termination of his employment. The agreements with Messrs. Katz, Lipstein and Klapholz also provide that in the event of such termination of employment, the expiration dates of all options and warrants which have been granted to such executive officer and which expire less than three years after such termination of employment, will be extended so that such options and warrants expire three years after such termination of employment. The agreements further provide that in the event of the death or disability of Messrs. Katz, Lipstein or Klapholz, or the voluntary termination of Messrs. Katz' or Lipstein's employment, and in certain events the voluntary termination of Mr. Klapholz' employment, the Company will pay to such executive an amount equal to the compensation received by such executive from the Company in the previous 12 months.

    The Internal Revenue Code provides that in the event that payments to an executive officer resulting from a change of control of a company exceed the average annual compensation paid by the Company to such executive officer in the five year period prior to such change of control, (a) such excess will not be able to be deducted by the Company in calculating its income for income tax purposes and (b) a special excise tax equal to 20% of such excess will have to be paid by the executive officer receiving such excess payments. Such agreements are commonly referred to as 'golden parachutes.' The agreements with Messrs. Katz, Lipstein and Klapholz provide that the Company will pay such excise tax payable by such executive officer, as well as income taxes payable by such executive officer as a result of the Company's payment of such excise tax.

LEGAL PROCEEDINGS

    ClinTrials Networks, LLC (ClinTrials) has claimed that the Company has breached its agreement with ClinTrials, which provided for ClinTrials to arrange and manage the FDA mandated clinical trials for use of the Company's OrCel product for the treatment of venous stasis ulcers, and for other services. During the quarter ended September 30, 2002, ClinTrials commenced an arbitration proceeding against the Company, claiming that the Company owes ClinTrials $165,936 and that ClinTrials reserves the right to claim additional amounts from the Company, based on continuing additional monthly fees ClinTrials claims that it is entitled to receive under its agreement with the Company. The Company has denied ClinTrials' claim and has advised ClinTrials that it is not in breach of its contract. The Company has reserved its right to file a counterclaim for overpayment under the terms of the contract.

    During the quarter ended September 30, 2002, PDI, Inc. commenced an action against the Company in the Superior Court of New Jersey, Bergen County, claiming that the Company owes $205,000 to PDI for services that it has performed for the Company. The Company has not yet filed an answer to the Court in that proceeding. The Company is in the process of discussing a settlement of the amount claimed with PDI.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    To the best of the Company's knowledge, during 2001, Dr. Allen I. Schiff, a director of the Company, was 2 1/2 weeks late in filing his Form 3. To the best of the Company's knowledge, all other Forms 3, 4 and 5 required to be filed during 2001 were done so on a timely basis.

EXECUTIVE COMPENSATION

    The following table sets forth the compensation paid by the Company for its fiscal years ended December 31, 2001, 2000 and 1999 to its Chief Executive Officer and to each of its other executive officers (collectively, the 'Named Officers').

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM
                                                                                           COMPENSATION
                                                                                           ------------
                                             ANNUAL COMPENSATION                            SECURITIES
               NAME AND                      -------------------          OTHER ANNUAL      UNDERLYING
          PRINCIPAL POSITION            YEAR   SALARY ($)   BONUS ($)   COMPENSATION ($)   OPTIONS/SARS
          ------------------            ----   ----------   ---------   ----------------   ------------
Steven Katz ..........................  2001    236,392      92,000          9,000*          200,000
  Chief Executive                       2000    209,807      94,605          9,000*          129,278
  Officer and Chairman                  1999    200,000      35,000                           50,000
Ron Lipstein .........................  2001    214,447      86,000          9,000*          185,000
  Vice Chairman, Secretary,             2000    179,712      78,105          9,000*          118,128
  Treasurer and CFO                     1999    165,000      50,000                           35,000
Costa Papastephanou ..................  2001    181,625                                       60,000
  President
Alain Klapholz .......................  2001    170,604      20,000                           60,000
  Vice President                        2000    159,808      30,000                           23,300
  and Director                          1999    150,000      15,000                           10,000
William Schaeffer ....................  2001    188,688      30,000                           10,000
  Chief Operating Officer               2000    167,308                                       17,000
                                        1999    157,871                                       20,000

---------

*  In lieu of health insurance.

BOARD COMPENSATION

    Drs. Steven Lilien and Allen I. Schiff are the Company's only non-employee directors. For Dr. Steven Lilien's services in 2001 as a director and as chairman of the Company's audit committee, in February and November 2001 the Company paid Dr. Lilien an aggregate of $5,000 and granted Dr. Lilien 7 year options to purchase 15,000 shares of common stock. For his services in 2001 as a director and as a member of the Company's audit committee, in June, November and December 2001 the Company paid Dr. Schiff an aggregate of $5,300 and granted Dr. Schiff 7 year options to purchase an aggregate of 15,000 shares of common stock. Such options were granted under the Company's Employee Stock Option Plan and different options are exercisable at $4.75, $6.30 and $8.75 per share.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information regarding the granting of options to the Named Officers during the fiscal year ended December 31, 2001.

                                  INDIVIDUAL GRANTS
                                  -----------------
(a)                             (b)              (c)             (d)          (e)
                             NUMBER OF       % OF TOTAL
                             SECURITIES     OPTIONS/SARS
                             UNDERLYING      GRANTED TO      EXERCISE OR
                            OPTIONS/SARS    EMPLOYEES IN     BASE PRICE    EXPIRATION
NAME                          GRANTED      FISCAL YEAR (1)    ($/SHARE)       DATE
----                          -------      ---------------    ---------       ----
Steven Katz..............      50,000             7.9            8.75        2/12/08
                              150,000            23.8            4.75        11/1/08
Ron Lipstein.............      45,000             7.1            8.75        2/12/08
                              140,000            22.2            4.75        11/1/08
Costa Papastephanou(2)...      10,000             1.6           7.063         2/5/08
                               30,000             4.8            6.30        6/12/08
                               20,000             3.2            4.75        11/1/08
Alain Klapholz...........      10,000             1.6            8.75        2/12/08
                               50,000             7.9            4.75        11/1/08
William D. Schaeffer(2)..      10,000             1.6            4.75        11/1/08

                                        POTENTIAL REALIZABLE
                                              VALUE AT
                                           ASSUMED ANNUAL
                                        RATES OF STOCK PRICE
                                          APPRECIATION FOR
                                            OPTION TERM
                                            -----------
(a)                                (f)                       (g)

NAME                              5% ($)                   10% ($)
----                              ------                   -------
Steven Katz..............         178,106                   415,064
                                  290,059                   675,961
Ron Lipstein.............         160,296                   373,557
                                  270,722                   630,877
Costa Papastephanou(2)...          28,753                    67,008
                                   76,942                   179,308
                                   38,675                    90,128
Alain Klapholz...........          35,621                    83,013
                                   96,686                   225,320
William D. Schaeffer(2)..          19,337                    45,064

---------

(1) Options to purchase a total of 630,500 shares of common stock were granted to the Company's employees, including the Named Officers, during the fiscal year ended December 31, 2001.

(2) The options granted to Messrs. Papastephanou and Mr. Schaeffer vest as follows: 25% one year after the date of grant, an additional 25% two years after, an additional 25% three years after and the remaining 25% four years after the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

    The following table sets forth certain information regarding options (which include warrants) exercisable during 2001 and the value of the options held as of December 31, 2001 by the Named Officers. None of the Named Officers exercised any options in 2001 nor did Messrs. Katz, Lipstein or Klapholz hold any options which were not exercisable at December 31, 2001. At December 31, 2001, Mr. Papastephanou and Mr. Schaeffer respectively held 60,000 and 35,874 options which were not yet exercisable.

                                                                                 VALUE OF UNEXERCISED
                                                NUMBER OF UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS
NAME                                                 AT FISCAL YEAR END         AT FISCAL YEAR END (1)
----                                                 ------------------         ----------------------
Steven Katz...................................             625,028                     $158,820
Ron Lipstein..................................             633,128*                     148,100
Costa Papastephanou...........................              60,000 (not exercisable)     21,000
Alain Klapholz................................             202,300                       52,940
William D. Schaeffer..........................              34,876                        2,625
William D. Schaeffer..........................              35,874 (not exercisable)      7,875

---------

* Includes warrants to purchase 15,000 shares held by Mr. Lipstein's minor children.

(1) The closing price of the Company's common stock on December 31, 2001, as listed on the Nasdaq SmallCap Market, was less than the exercise price of options held by these five Named Officers to purchase an aggregate of 1,164,006 shares.

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

    None of the Company's executive officers serves as a member of the compensation committee or on the board of directors of another entity, one of whose executive officers serves on the Company's Board of Directors.

    The Compensation Committee of the Company's Board of Directors determines compensation policies applicable to its five executive officers. Messrs. Steven Katz, Mark Eisenberg and Steven Lilien are the members of the Compensation Committee. Mr. Katz is an executive officer of the Company. Although Dr. Mark Eisenberg is not an executive officer of the Company, he is employed by it as a consultant devoting his time to research in its facility in Australia. See 'Certain Relationships and Related Transactions -- Eisenberg Consulting Agreement'.

                              [PERFORMANCE GRAPH]
                           TOTAL SHAREHOLDER RETURNS

YEARS ENDED       ORTEC INTERNATIONAL INC   NASDAQ US INDEX   NASDAQ PHARMACEUTICAL INDEX
-----------       -----------------------   ----------------  ---------------------------
Dec. 96                   100                     100                 100
Dec. 97                   125.9                   122.48              103.05
Dec. 98                   126.51                  172.7               130.81
Dec. 99                   72.29                   320.87              246.64
Dec. 00                   54.22                   193                 307.65
Dec. 01                   55.9                    153.15              262.19

                          TOTAL RETURN TO SHAREHOLDERS
                         (DIVIDENDS REINVESTED MONTHLY)

                            ANNUAL RETURN PERCENTAGE

                                                                  YEARS ENDED
                                                                  -----------
COMPANY NAME INDEX                          DEC '97   DEC '98    DEC '99      DEC '00      DEC '01
------------------                          -------   -------    -------      -------      -------
ORTEC INTERNATIONAL INC.                     25.90      0.48      - 42.86      - 25.00          3.11
NASDAQ U.S. INDEX                            22.48     41.00        85.79      - 39.85       - 20.65
NASDAQ PHARMACEUTICAL INDEX                   3.05     26.94        88.55        24.74       - 14.78

                                INDEXED RETURNS

                                    BASE                          YEARS ENDED
                                   PERIOD                         -----------
COMPANY NAME INDEX                 DEC '96   DEC '97   DEC '98   DEC '99    DEC '00      DEC '01
------------------                 -------   -------   -------   -------    -------      -------
ORTEC INTERNATIONAL INC.             100     125.90    126.51     72.29        54.22         55.90
NASDAQ U.S. INDEX                    100     122.48    172.70    320.87       193.00        153.15
NASDAQ PHARMACEUTICAL INDEX          100     103.05    130.81    246.64       307.65        262.19

    The Company's publicly traded securities commenced trading on the Nasdaq SmallCap market on January 19, 1996 as Units, each Unit consisting of one share of common stock, one Class A Warrant and one Class B Warrant, at a price of $5.00 per Unit. On May 17, 1996, the components of the Units each became separately traded securities. Total returns presented above assume $100.00 invested on January 19, 1996 in the Units (and such invested amount invested entirely in the common stock as of May 17, 1996), the Nasdaq-US Companies Index and the Nasdaq Pharmaceutical Companies Index.

    In August 2002, the Company's common stock was delisted from the Nasdaq SmallCap market. The Company's stock is now quoted on the National Association of Securities Dealers' Bulletin Board.

           COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

    CORPORATE POLICY. Two members of the Compensation Committee of the Company's Board of Directors (other than Dr. Steven Katz who is the subject of their report) reviewed the action taken by the Board of Directors in 2001 for the compensation to be paid to the Company's three executive officers who are also directors of the Company. Messrs. Steven Katz, Mark Eisenberg and Steven Lilien are the members of the Compensation Committee. Dr. Katz is an executive officer of the Company. Although Dr. Mark Eisenberg is not an executive officer of the Company, he is employed by the Company as a consultant devoting his time to research in the Company's facility in Australia. The compensation paid to Dr. Eisenberg is determined by an agreement between Dr. Eisenberg and the Company entered into on June 7, 1991 and amended on September 1, 1992. Although he did not participate in preparing the report, Dr. Steven Katz joins in its presentation.

    It is the philosophy of the Compensation Committee that the total executive compensation package should align the financial interests of the Company's executives with the short term and long-term goals of the Company and consequently enhance shareholder value. The key elements of the Company's current compensation program consist primarily of a base salary and equity participation through a long-term incentive plan.

    Base Salary. The Compensation Committee believes that as a development stage company, it is difficult to compare salaries to any particular peer group. Rather, the Compensation Committee believes that in determining compensation being paid to the Company's key executives, it should take into consideration the responsibilities, experience level, individual performance levels, and amount of time devoted to the Company's needs. Salaries are reviewed annually by the Compensation Committee based on the foregoing criteria and are adjusted, if warranted, by the Compensation Committee.

    Long Term Incentives. The Company currently has an Employee Stock Option Plan in effect for its employees, consultants, advisors and directors. The purpose of this Plan is to create an opportunity for employees, including executive officers, to share in the enhancement of shareholder value. This Plan is administered by the Stock Option Committee, except that such Committee has no authority to grant options to employees who are also directors or executive officers of the Company, such authority being reserved to the entire Board of Directors. In granting options under or outside the Plan, the Board of Directors reviews and grants awards based upon its evaluation of the executive's individual performance, level of responsibility and overall contribution towards the Company's operations, together with the Company's achievement of development milestones and growth.

    COMPENSATION OF DR. STEVEN KATZ, CHAIRMAN OF THE BOARD OF DIRECTORS AND CHIEF EXECUTIVE OFFICER. The Compensation Committee believes that Dr. Katz' salary, bonus and stock option grants for 2001 were consistent with the criteria described above and with the evaluation of his overall leadership and management of the Company. The Compensation Committee believes that 2001 was a year of significant accomplishments for the Company, including the following:

     obtaining FDA approvals for commercial sales of the Company's product, OrCel, for treatment of donor site wounds and for use on patients with recessive dystrophic epidermolysis bullosa undergoing hand reconstructive surgery and to treat donor site wounds created during that surgery;

     significant progress continuing to be made in the clinical trials conducted and completed by the Company;

     retaining and, as needed, securing the services of skilled and talented scientific and other personnel for research and development; and

     securing investments in the Company which enabled the Company to continue its research and development and to conduct its clinical trials, particularly the completion in 2001 of a sale of the Company's future end-user revenues for gross proceeds of approximately $10 million.

    The Compensation Committee believes the foregoing accomplishments significantly resulted from the efforts of the Company's executive officers, led by Dr. Katz. Dr. Katz' compensation for 2001 is set forth under the 'Compensation of Executive Officers' section of this Proxy Statement.

    SUMMARY. The Compensation Committee believes that the Company's compensation policy, as practiced to date, has been successful in attracting and retaining qualified employees and securing investors to fund the Company's research and development and its clinical trials, as the Company attempts to achieve its goals of enhancing stockholder value through the development and marketing of its product in the treatment of various skin disorders. See 'Forward Looking Information.'

                                          Respectfully Submitted,

                                          Compensation Committee

                                          By:  Dr. Mark Eisenberg
                                              Steven Lilien, Ph.D.
                                              Steven Katz, Ph.D.

           REPORT OF THE AUDIT COMMITTEE ON THE FINANCIAL STATEMENTS

    The Audit Committee has (i) reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 31, 2001; (ii) discussed with Grant Thornton LLP, the Company's independent certified public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications; (iii) received the written disclosures and the letter from the independent auditors as required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees; (iv) considered whether the non-audit services provided by the independent auditors, if any, are compatible with maintaining the auditor's independence; and (v) discussed with the auditors the auditors' independence.

    Based on the review and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2001, be included in the Company's Annual Report on Form 10-K for such fiscal year.

                                          Audit Committee
                                          Steven Lilien, Ph.D.
                                          Allen I. Schiff, Ph.D.

                       RATIFICATION OF THE APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                (PROPOSAL NO. 2)

    The Board of Directors has selected the firm of Grant Thornton LLP ('Grant Thornton'), as the principal independent certified public accountants of the Company for the fiscal year ending December 31, 2002, subject to ratification by the stockholders. Grant Thornton has served as the Company's independent certified public accountants since 1994. If the appointment of the firm of Grant Thornton is not approved or if that firm will decline to act or their employment is otherwise discontinued, the Board of Directors will appoint other independent certified public accountants. Representatives of Grant Thornton are expected to be present at the Annual Meeting, will have the opportunity to make a brief statement at the Annual Meeting, if they so desire, and will be available to answer appropriate questions from stockholders.

    The following are the fees billed by Grant Thornton for services rendered thereby during the fiscal year ended December 31, 2001:

    (i) Audit Fees

    Grant Thornton billed $70,001 in the aggregate for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and its reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year.

    (ii) Financial Information Systems Design and Implementation Fee

    Grant Thornton did not provide the Company with any of the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X during the fiscal year ended December 31, 2001.

    (iii) All Other Fees

    Grant Thornton billed $25,825 in the aggregate for services other than those covered in the above clauses (i) and (ii) rendered during the fiscal year ended December 31, 2001, which consisted of review of the Company's Private Placement Memorandum, Registration Statements on Forms S-3 and S-8, stock option issuances and other financings.

ADOPTION OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION INCREASING FROM 35,000,000 TO 200,000,000 THE NUMBER OF SHARES OF COMMON STOCK THE COMPANY
                             IS AUTHORIZED TO ISSUE

                                (PROPOSAL NO. 3)

    The Board of Directors has unanimously resolved, subject to stockholder approval, to amend and restate the Company's Amended and Restated Certificate of Incorporation (the 'New Certificate'), by increasing the number of shares of common stock, par value $.001 per share, the Company is authorized to issue from 35,000,000 to 200,000,000 shares. The number of shares of preferred stock the Company is authorized to issue would remain unchanged at 1,000,000 shares.

    If this Proposal 3 is approved, Article Fourth of the Company's Amended and Restated Certificate of Incorporation would be amended by Article Fourth of the New Certificate to increase the authorized shares of common stock to 200,000,000 shares.

    The additional shares of common stock to be authorized by adoption of Proposal 3 would have rights identical to the currently outstanding common stock. Adopting Proposal 3 would not affect the rights of the holders of currently outstanding common stock. However, if additional shares of common stock are actually issued, any such issuance would have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock.

    The principal purpose for authorizing additional shares of the Company's common stock is to meet the Company's obligation to issue common stock in connection with the gross proceeds of $8.1 million received by the Company from the sale of its Series B Convertible Preferred Stock, over approximately six months ending November 13, 2002 (the 'Series B Financing'). As of November 13, 2002 the Company had issued to the investors in the Series B Financing 10,272,080 shares of its common stock, 733.7192 shares of its Series B Preferred Convertible Stock, warrants to purchase an additional 7,875,704 shares of its common stock and convertible notes. The 733.7192 Series B Convertible Preferred shares outstanding are currently convertible into between 7,337,192 and 29,348,768 shares of the Company's common stock, the exact number of shares depending on the applicability of the different provisions in the Designation of Preferences (filed as an amendment to the Company's certificate of incorporation) for the Series B Convertible Preferred Stock. The Company may even have to issue a greater number of shares of its common stock upon conversion of the Series B Convertible Preferred Stock if the Company sells its common stock for less than $0.25 per share or issues securities convertible into, or options or warrants to purchase, the Company's common stock at a price less than such $0.25 per share. The Company is required to pay dividends in the Company's common stock on the Series B Preferred Convertible Stock at the rate of 12% per annum on the liquidation amount ($10,000 per Series B Convertible Preferred share) of the Series B Convertible Preferred shares outstanding, based on the conversion price of the Series B Convertible Preferred Stock then in effect. The warrants the Company granted in the Series B Financing entitle the holders to purchase up to 7,875,704 shares of the Company's common stock and are exercisable as to 4,207,104 shares at an exercise price of $1.50 per share and for the other 3,668,600 shares at an exercise price of $2.00 per share.

    On November 13, 2002 the Company had outstanding $1,600,000 of convertible notes which were converted immediately after December 13, 2002, into 200.0872 shares of the Company's Series B Convertible Preferred Stock (which Series B Convertible Preferred shares could then be converted into between approximately 2,000,872 and 8,003,488 shares of the Company's common stock). Simultaneously with the conversion of such convertible notes into 200.0872 shares of Series B Convertible Preferred Stock, an additional 2,801,221 shares of the Company's common stock were issued to the holders of such notes and the holders of such notes also received warrants entitling them to purchase an aggregate of 2,200,875 shares of the Company's common stock, 1,200,438 at an exercise price of $1.50 per share and the other 1,000,437 at an exercise price of $2.00 per share.

    The Company granted the placement agent who arranged the Series B Financing warrants to purchase 1,300,000 shares of the Company's common stock, 800,000 shares at an exercise price of $0.001 per share and 500,000 shares at an exercise price of $1.50 per share.

    In connection with the Series B Financing, the Company granted to five of the investors the right, expiring November 13, 2003, to purchase for up to $2,900,000 more of the Company's equity securities. The exercise of such rights to purchase will require the Company to issue substantially more shares of its common stock and reserve substantially more shares of its common stock for conversion of, and exercise of, securities and warrants that such purchasers might purchase.

    Based on the above calculations the Series B Financing may require the Company to issue up to approximately 47,500,000 shares of its common stock in addition to the 13,073,301 shares already issued in that financing. Such 47,500,000 figure does not include shares of common stock issuable if the holders exercise their right to purchase the Company's equity securities for up to an additional $2,900,000. In addition, such 47,500,000 share figure also does not include dividends on the Series B Preferred Stock that may be payable beginning on November 13, 2003, in the Company's common stock. The Designation of Preferences for the Series B Preferred Stock requires the Company to reserve for issuance 200% of the number of shares of the Company's common stock issuable upon conversion of all of the Series B Convertible Preferred Stock outstanding.

    The increase in the number of shares the Company can be authorized to issue from 35,000,000 to 200,000,000 will also provide the Company with additional financial flexibility to issue common stock for purposes which may be identified in the future, including, without limitation, to distribute common stock to stockholders pursuant to stock splits and/or stock dividends, to satisfy the Company's obligations under its convertible notes, debentures and other securities, to raise equity capital, to provide sufficient shares for issuance under the Company's Employee Stock Option Plan, to adopt additional equity incentive plans or reserve additional shares for issuance under such plans, to make acquisitions through the use of common stock and to effect other corporate transactions.

    The availability of additional shares of common stock is particularly important if the Board of Directors needs to undertake any of the foregoing actions on an expedited basis. An increase in the number of authorized shares of common stock would enable the Board of Directors to avoid the time (and expense) of seeking stockholder approval in connection with any such contemplated action. If this Proposal 3 is approved by the Company's stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law or the rules of any stock exchange upon which the Company's securities may then be listed. The holders of common stock do not have preemptive rights to purchase any shares issued in the future.

    The proposed increase in the authorized number of shares of common stock could have a variety of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with management could have the effect of making it more difficult to remove current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by the Company could have an effect on the potential realizable value of a stockholder's investment. In the absence of a proportionate increase in the Company's earnings and book value, an increase in the aggregate number of the Company's outstanding shares caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company's common stock. If such factors were reflected in the price per share of common stock, the potential realizable value of a stockholder's investment could be adversely affected.

APPROVAL OF GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION, AS AMENDED AND RESTATED, TO EFFECT A
 REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK AT A RATIO WITHIN THE RANGE
    FROM ONE-FOR-TWO TO ONE-FOR-TEN AT ANY TIME PRIOR TO DECEMBER 31, 2003.

                                (PROPOSAL NO. 4)

    General

    The Board of Directors has unanimously adopted a resolution seeking stockholder approval to grant the Board of Directors authority to amend the Company's Certificate of Incorporation, as amended and restated, to effect a reverse split of the Company's common stock. The ratio of the reverse stock split that the Board of Directors approved and deemed advisable and for which it is seeking stockholder approval is in the range from one-for-two to one-for-ten, with the exact ratio to be established within this range by the Board of Directors in its sole discretion at the time it elects to effect a split. Approval of this proposal would give the Board of Directors authority to implement the reverse stock split at any time it determined prior to December 31, 2003. In addition, approval of this proposal would also give the Board of Directors authority to decline to implement a reverse stock split prior to such date.

    If the Company's stockholders approve the reverse stock split proposal and the Board of Directors elects to implement it, the Company will file an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (as described below) which will effect a reverse split of the shares of the Company's common stock then issued and outstanding at the specific ratio determined by the Board. The reverse stock split, if implemented, would not change the number of authorized shares or the par value of the Company's common stock or preferred stock. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of common stock outstanding immediately prior to the reverse stock split as such stockholder did immediately prior to the split.

    Purpose

    As of the close of business on December 16, 2002, the Company had 22,764,909 shares of common stock outstanding at a market price of $0. . In order to reduce the number of shares of the Company's common stock outstanding and thereby attempt to proportionally raise the per share price of the Company's common stock, the Board of Directors believes that it is in the best interests of the Company's stockholders for the Board of Directors to obtain the authority to implement a reverse stock split.

    The Company believes an increase in the per share market price of its common stock would result in several benefits, including enhancing the Company's ability to have its common stock listed on the American Stock Exchange ('Amex'), minimizing the potential adverse effects of future securities offerings, increasing investor interest in the Company and assisting the Company in attracting and retaining employees and other service providers.

    In August 2002, the Company's common stock was delisted from the Nasdaq SmallCap market. The Company's stock is now quoted on the National Association of Securities Dealers' Bulletin Board. The Board of Directors believes this has significantly reduced investor interest in the Company and adversely impacted the liquidity of the Company's common stock, which interest and liquidity will not be restored unless the Company can achieve listing for its common stock on a nationally recognized exchange, such as Amex. One of Amex's initial listing requirements is that the Company's common stock have a market value of at least $3.00 per share. The Company will attempt, by reducing the number of shares of common stock it has outstanding, to increase the market value for such common stock to at least $3.00 per share. No assurance can be given, however, that the reverse split (regardless of the ratio used) will have such effect, or, if it does, that the price of the Company's common stock will remain above $3.00. Furthermore, no assurance can be given that the Company will be able to satisfy Amex's remaining initial listing requirements, including minimum stockholders' equity of $4 million and an aggregate market value of publicly held shares of at least $15 million.

    In addition, the Company has previously announced that it will try to secure additional needed financing in a follow-on public offering of its common stock. The Board of Directors believes that this offering, if implemented according to the flexibility provided for in this proposal, would enable the Company to prepare for any further decline in the per share price for the Company's common stock that would normally be associated with any such offering. The Company cannot give any assurance that, if undertaken, the Company can successfully sell any of its common stock, or other securities convertible into its common stock, in such follow-on offering.

    The Board of Directors also believes that a higher stock price may help generate investor interest in the Company and help the Company attract and retain employees and other service providers. The Board of Directors believes that institutional investors and investment funds are generally reluctant to invest in lower priced stocks. Accordingly, the Board of Directors concluded that reducing the number of outstanding shares of the Company's common stock might be desirable in order to attempt to support a higher stock price per share based on the Company's current market capitalization. In addition, the Board of Directors considered that the Company's common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced stocks.

    The Board of Directors believes that stockholder approval of an exchange ratio range (rather than an exact exchange ratio) provides the Company with maximum flexibility to achieve the foregoing purposes of the reverse stock split. If the stockholders approve the reverse stock split proposal, the reverse stock split will be effected, if at all, only upon a determination by the Board of Directors that the reverse stock split is in the best interests of the Company and its stockholders at that time. In connection with any determination to effect a reverse stock split, the Board of Directors will set the timing for such a split and select the specific ratio within the range. These determinations will be made by the Board of Directors to create the greatest marketability of the Company's common stock based on prevailing market conditions at that time. No further action on the part of stockholders will be required to either implement or abandon the reverse stock split. If the Board of Directors does not implement a reverse stock split prior to December 31, 2003, the authority granted in this proposal will terminate. The Board of Directors reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that the split is no longer in the best interests of the Company and its stockholders.

    Notwithstanding the foregoing, there can be no assurance that the market price per new share of common stock (the 'New Shares') after the reverse stock split will rise or remain constant in proportion to the reduction in the number of old shares of common stock (the 'Old Shares') outstanding before the reverse stock split. For example, based on the market price of the Company's common stock on December 16, 2002 of $0. per share, if the Board of Directors decided to implement the reverse stock split at the minimum reverse stock split ratio of one-for-two, there can be no assurance that the post-split market price of the Company's common stock would be $0. per share or greater, or if the Board of Directors decided to implement the reverse stock split at the maximum reverse stock split ratio of one-for-ten, there can be no assurance that the post-split
market price of the Company's common stock would be $    per share or greater.
Furthermore, the market price of the Company's common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split.

    There can also be no assurance that the reverse stock split will result in a per share price that will attract institutional investors and brokers or enhance the Company's ability to attract and retain employees and other service providers who are less likely to work for a company with a low stock price.

    Moreover, the market price of the Company's common stock will also be based on the Company's performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of the Company's common stock declines, the percentage decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than would occur in the absence of a reverse stock split. In many cases, both the total market capitalization of a company and the market price of a share of such company's common stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of the Company's common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

    Principal Effects of the Reverse Stock Split

    CORPORATE MATTERS. If approved and effected, the reverse stock split would have the following effects:

     depending on the exact reverse stock split ratio selected by the Board of Directors, between 2 and 10 Old Shares owned by a stockholder would be exchanged for one New Share;

     the number of shares of the Company's common stock issued and outstanding will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors;

     based on the reverse stock split ratio selected by the Board of Directors, proportionate adjustments will be made to the per share exercise and conversion prices and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants and other convertible securities of the Company, including the presently outstanding 933.8064 shares of the Company's Series B Convertible Preferred Stock entitling the holders thereof to acquire shares of the Company's common stock; and, the number of shares reserved for issuance under the Company's existing Employee Stock Option Plan (as may be amended if Proposal 5 hereof is approved) and options and warrants granted outside such Plan will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors.

    If approved and effected, the reverse stock split will affect all of the Company's stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of the Company's stockholders owning a fractional share. As described below, stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments will only reduce the number of post-split

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

stockholders to the extent there are stockholders presently holding fewer than up to 10 shares, depending on the ratio for the reverse stock split selected by the Board of Directors. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable.

    FRACTIONAL SHARES. No scrip or fractional certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the number selected by the Board of Directors for the reverse stock split ratio will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of the Company's common stock on the day immediately prior to the effective time of the reverse stock split, as reported on the National Association of Securities Dealers' Bulletin Board. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

    Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

    If approved and effected, the reverse stock split may result in some stockholders owning 'odd lots' of less than 100 shares of the Company's common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in 'round lots' of even multiples of 100 shares.

    AUTHORIZED SHARES. Upon the effectiveness of the reverse stock split, the number of authorized shares of common stock that are not issued or outstanding would increase due to the reduction in the number of shares of the Company's common stock issued and outstanding based on the reverse stock split ratio selected by the Board of Directors. As of December 16, 2002, the Company had 35 million shares of common stock authorized and 22,764,909 shares of common stock issued and outstanding. The Company is proposing in this Proxy Statement (Proposal 3) to increase the number of shares of common stock the Company is authorized to issue to 200 million. If such proposal is approved, the Company, notwithstanding the reverse split, will have 200 million shares of common stock authorized for issuance. If such approval is not approved, the Company, notwithstanding the reverse split, will have 35 million shares of common stock authorized for issuance.

    ACCOUNTING MATTERS. The reverse stock split will not affect the par value of the Company's common stock. As a result, as of the effective time of the reverse stock split, the stated capital on the Company's balance sheet attributable to the Company's common stock will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net loss and net book value (deficit) of the Company's common stock will be restated because there will be fewer shares of the Company's common stock outstanding.

    POTENTIAL ANTI-TAKEOVER EFFECT. The increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect. Other than this reverse stock split proposal and the proposal to increase the number of shares of common stock the Company is authorized to issue (Proposal 3), the Company's Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Company's Amended and Restated Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

    Procedure for Effecting Reverse Stock Split and Exchange of Stock
Certificates

    If the stockholders approve the proposal to authorize the Board of Directors to implement the reverse stock split and the Board of Directors decides to implement the reverse stock split on or prior to December 31, 2003, the Company will file a Second Amended and Restated Certificate of Incorporation ('Second Amended Certificate') with the Secretary of State of the State of Delaware to amend its existing Amended and Restated Certificate of Incorporation. The reverse stock split will become effective at the time specified in the Second Amended Certificate, which is referred to below as the 'effective time.' Beginning at the effective time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence the pro rata ownership of New Shares.

    As soon as practicable after the effective time, stockholders will be notified that the reverse stock split has been effected. The Company expects that its transfer agent, Jersey Stock Transfer & Trust Company, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal the Company sends to its stockholders. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's Old Shares, together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

    No Dissenters' Rights

    Under the Delaware General Corporation Law, the Company's stockholders are not entitled to dissenters' rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.

    Federal Income Tax Consequences of the Reverse Stock Split

    The following is a summary of certain material federal income tax consequences of the reverse stock split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively, as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a 'capital asset,' as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

    Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder's exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. In general, stockholders who receive cash in exchange for their fractional share interests in the New Shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the reverse stock split.

    The Company's view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

                    APPROVAL OF THE COMPANY'S THIRD AMENDED
                      AND RESTATED 1996 STOCK OPTION PLAN

                                (PROPOSAL NO. 5)

    On December 5, 2002, the Board of Directors unanimously adopted, subject to stockholder approval, a Third Amended and Restated 1996 Stock Option Plan (the 'Plan'), which amends certain aspects of the Company's Second Amended and Restated 1996 Stock Option Plan, which was approved by the Company's stockholders in August 2000. If approved by the stockholders of the Company, the Plan would increase the number of shares of Common Stock available thereunder from 3,000,000 to 4,500,000 shares. The Plan is summarized below. The full text of the Plan is set forth in Appendix A to this Proxy Statement, and the following discussion is qualified in its entirety by reference thereto.

    Administration and Eligibility

    The Plan provides for the grant of stock options to officers, directors, eligible employees, consultants and advisors of the Company. The Company proposes to increase the maximum number of shares of Common Stock covered by the Plan from 3,000,000 to 4,500,000 shares. Of the 3,000,000 shares reserved under the Plan, options to purchase 7,750 have already been exercised and are no longer available for grant under the Plan and options to purchase an additional 2,879,823 shares are presently outstanding.

    The Plan provides for the granting of (i) Incentive Stock Options intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986 (the 'Code') to the Company's eligible employees and (ii) Nonstatutory Stock Options which are not to be treated as incentive stock options to the Company's directors, eligible employees, consultants or advisors (together, the 'Options').

    The Plan is to be administered by the Board of Directors or the Stock Option Committee (the 'Committee'). Any construction or interpretation of terms and provisions of the Plan by the Board or Committee are final and conclusive. The class of persons eligible to receive discretionary grants of Options under the Plan will be employees (including officers), directors, consultants or advisors of either the Company or any subsidiary corporation of the Company. Employees will be entitled to receive Incentive Stock Options and Nonstatutory Stock Options. Non-employee directors, consultants and advisors will be entitled only to receive Nonstatutory Stock Options. The Board or the Committee, in their sole discretion, but subject to the provisions of the Plan, will determine the non-executive employees, and the Board will determine the executive employees, directors, consultants or advisors, of the Company or its subsidiary corporations to whom Options will be granted and the number of shares to be covered by each Option, taking into account the nature of the employment or services rendered by the individuals being considered, their annual compensation, their present and potential contributions to the success of the Company and such other factors as the Board or Committee may deem relevant. Under the Plan, directors who are not employees of the Company may only be granted Nonstatutory Stock Options. Such individuals include attorneys, accountants, consultants and advisors of the Company who, in addition to providing services in such capacities, may also serve as directors of the Company.

    No Incentive Stock Option granted under the Plan will be exercisable after the expiration of ten (10) years from the date of its grant. However, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, such Incentive Stock Option will not be exercisable after the expiration of five (5) years from the date of its grant.

    The exercise price of the Nonstatutory Stock Options granted to directors who are not employees of the Company will be the 'fair market value' (as defined pursuant to the Plan) of the Company's common stock on the date such options are granted. The exercise price of all other Nonstatutory Stock Options granted under the Plan will be determined by the Board or Committee at the time of the grant of the Option.

    A Nonstatutory Stock Option granted to directors who are not employees of the Company and all other Nonstatutory Stock Options granted under the Plan may be of such duration as will be determined by the Board or Committee (not to exceed 10 years).

    If the employment of an employee by the Company or any subsidiary of the Company will be terminated either voluntarily by the employee or for cause, then such employee's Options will immediately expire. If such employment or services will terminate for any other reason, then such Options may be exercised at any time within three (3) months after such termination. The retirement of an individual either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company will be deemed to be termination of such individual's employment other than voluntarily or for cause.

    If the holder of any Options under the Plan dies (i) while employed by the Company or a subsidiary of the Company, or (ii) within three (3) months after the termination of his employment or services other than voluntarily by the employee or for cause, then such Options may be exercised by the estate of such employee, or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such employee, at any time within one year after such death.

    If the holder of any Options under the Plan ceases employment because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or a subsidiary of the Company, then such Options may be exercised at any time within one year after his termination of employment due to such disability.

    If the services of a director who is not an employee of the Company will be terminated by the Company for cause, then his Options will immediately expire. If such services will terminate for any other reason (including the death or disability of a director who is not an employee of the Company), he will resign as a director of the Company or his term will expire, then such Options may be exercised at any time within one year after such termination. In the event of the death of a director who is not an employee of the Company, his Options may be exercised by his estate or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such director, at any time within one year after such death.

    Upon the death of any consultant or advisor to the Company or any of its subsidiaries, who is granted any Options under the Plan, such Options may be exercised by the estate of such person or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such person, at any time within one year after such death.

    The exercise price of Options granted under the Plan are paid by the delivery of a check to the order of the Company in an amount equal to the exercise price, or, but only with the approval of the Board or the Committee, by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised.

    All options are nontransferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

    There are approximately 39 employees and two directors who are not employees of the Company who are eligible for participation in the Plan. The Company cannot presently approximate the number of consultants and/or advisors who will be eligible to receive Options under the Plan.

    Merger, Consolidation, Asset Sale, Liquidation, Etc.

    In the event that the Company's outstanding common stock is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, stock dividends or the like, an appropriate adjustment will be made by the Board or Committee in the aggregate number of shares available under the Plan and in the number of shares and option price per share subject to outstanding Options. If the Company will be reorganized, consolidated or merged with another corporation, or if all or substantially all of the assets of the Company will be sold or exchanged, the holder of an Option will, at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise of his Option and payment of the exercise price, the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the happening of such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his Option; provided, however, that in such event the Board or Committee will have the discretionary power to take any action necessary or appropriate to prevent any Incentive Stock Option granted pursuant to the Plan from being disqualified as an 'incentive stock option' under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto.

    Amendment and Termination of the Plan

    The Plan will terminate on April 5, 2006, which is within ten (10) years from the date of the adoption of the Company's original 1996 Stock Option Plan by the Board of Directors and stockholders, or sooner as hereinafter provided, and no Option will be granted after termination of the Plan.

    The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of stockholders of the Company convened for such purpose.

    The Board of Directors may at any time, on or before the termination date of the Plan, terminate the Plan, or from time to time make such modifications or amendments to the Plan as it may deem advisable; provided, however, that the Board of Directors may not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of stockholders of the Company convened for such purpose, increase the maximum number of shares as to which Incentive Stock Options may be granted, or change the designation of the employees or other persons, or class of employees or other persons eligible to receive Options or make any other change which would prevent any Incentive Stock Option granted thereunder which is intended to be an 'incentive stock option' from being disqualified as such under the then existing provisions of the Code or any law amending or supplementing the Code.

    Federal Income Tax Consequences

    The following is a summary of the federal income tax treatment of incentive stock options and non-statutory stock options. The tax consequences recognized by an optionee may vary; therefore, an optionee should consult his or her tax advisor for advice concerning any specific transaction.

    INCENTIVE STOCK OPTIONS. No taxable income will be recognized by an optionee upon the grant or exercise of an incentive stock option granted under the Plan. The difference between the exercise price and the fair market value of the stock on the date of exercise will be included in alternative minimum taxable income for purposes of the alternative minimum tax. The alternative minimum tax is imposed upon an individual's alternative minimum taxable income at rates of 26% to 28%, but only to the extent that such tax exceeds the taxpayer's regular income tax liability for the taxable year.

    Generally, if an optionee holds shares acquired upon the exercise of incentive stock options until the later of (i) two years from the date of grant of the option and (ii) one year from the date of transfer of the purchased shares to him or her (the 'Statutory Holding Period'), any gain recognized by the optionee on a sale of such shares will be treated as capital gain. The gain recognized upon the sale of the stock is the difference between the option price and the sale price of the stock. The net federal income tax effect on the holder of incentive stock options is to defer, until the stock is sold, taxation of any increase in the stock's value from the time of grant to the time of exercise, and to treat such increase as capital gain.

    If the optionee sells the shares prior to the expiration of the Statutory Holding Period, he or she will realize taxable income at ordinary income tax rates in an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise less the option price, or (ii) the amount realized on the disposition of the stock less the option price, and the Company will receive a corresponding business expense deduction. However, special rules may apply to options held by persons required to file reports under Section 16 of the Securities Exchange Act (the 'Exchange Act'). The amount by which the proceeds of the sale exceeds the fair market value of the shares on the date of exercise will be treated as long-term capital gain if the shares are held for a more than one year prior to the sale and as short-term capital gain if the shares are held for a shorter period. If an optionee sells the shares acquired upon exercise of an option at a price less than the option price, he or she will recognize a capital loss equal to the difference between the sale price and the option price. The loss will be long-term capital loss if the shares are held for more than one year prior to the sale and a short-term capital loss if the shares are held for a shorter period.

    NON-STATUTORY STOCK OPTIONS. No taxable income is recognized by the optionee upon the grant of a Non-Statutory Option. The optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option price. However, special rules may apply to options held by persons required to file reports under Section 16 of the Exchange Act. The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee, subject to Section 162(m) of the Code. Any additional gain or any loss recognized upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

    Restrictive Covenants

    The Plan provides for the inclusion in any grants of options made under the Plan a provision requiring the optionee, for a period of one year after termination of employment, or termination of rendering of services for the Company (the 'Restrictive Period'), to agree to the following restrictive covenants:

        NONDISCLOSURE. Upon the grant of any option under the Plan, the optionee will agree not to divulge, furnish, or make accessible to any third person, company or other organization or entity (other than in the regular course of the Company's business) any confidential and privileged information relating to the operations of the Company, including, but not limited to, intellectual property, confidential processes, ideas, plans, devices and materials, financings, mergers, acquisitions, selective personnel information and other similar matters treated by the Company as confidential ('Confidential Information'), without the prior written consent of the Company; provided, however, that such covenant will not apply to any Confidential Information that was known by the optionee prior to the Company's disclosure thereof to such optionee, that is or becomes through no fault of the optionee generally available to the public, or that is independently developed and supplied to the optionee by a source other than the Company.

        COVENANT NOT TO COMPETE. Upon the grant of any option under the Plan, the optionee will agree that during the continuation of his employment with, or otherwise rendering services for, the Company and during the Restrictive Period, the optionee will not, directly or indirectly, within the United States of America:

           a. own, manage, operate, control, be employed by, render advisory services to, support or assist (by loans or otherwise), participate in or be connected in the management or control of any person, corporation, association, joint venture, partnership, or other business entity that engages in any part of the business of the Company in competition with the Company (a 'Competitive Company'), unless his affiliation with such Competitive Company is not related in any way, directly or indirectly to the sale or marketing of products or the provisions of services that are of the same kind or a like nature as those products sold or services provided by the Company at the time the optionee's employment terminates; or

           b. solicit or attempt in any manner to persuade or influence any present or future customer of the Company to divert its business from the Company to any Competitive Company, or any employee of the Company to terminate his employment with the Company.

    New Plan Benefits

    Because the option grants under the Plan are discretionary, or the exercise prices of options automatically granted thereunder are equal to currently unknown closing prices of the Common Stock on the National Association of Securities Dealers' Bulletin Board, the Company cannot presently determine the benefits to be received by any particular individual or particular group of individuals from such option grants made in the future.

                              BOARD RECOMMENDATION

    The Board of Directors believes that the approval of the foregoing five proposals is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR such proposals.

                             FUTURE ANNUAL MEETINGS

    The Company must receive a stockholder proposal (and any supporting statement) to be considered for inclusion in the proxy statement and proxy for the Company's next Annual Meeting of Stockholders at its executive offices on or
before             , 2003. Any other proposal that a stockholder intends to
present at that Meeting may be deemed untimely unless the Company will have
received written notice of such proposal on or before             , 2003.
Stockholders should send proposals and notices addressed to Ortec International, Inc., 3960 Broadway, New York, New York 10032, Attention: Ron Lipstein, Secretary.

                                 OTHER MATTERS

    Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

    All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile, mail and personal interviews, and the Company reserves the right to compensate outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names and the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company.

                                   By Order of the Board of Directors,
                                    RON LIPSTEIN
                                    RON LIPSTEIN, Secretary


December   , 2002

    THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR SHARES PERSONALLY, EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

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

                                                                      APPENDIX A

                           ORTEC INTERNATIONAL, INC.
                           THIRD AMENDED AND RESTATED
                             1996 STOCK OPTION PLAN

    1. Purpose of the Plan. The Ortec International, Inc. Third Amended and Restated 1996 Stock Option Plan (the 'Plan') is intended to advance the interests of Ortec International, Inc. (the 'Company') by inducing persons of outstanding ability and potential to join and remain with the Company, by encouraging and enabling employees to acquire proprietary interests in the Company, and by providing the participating employees with an additional incentive to promote the success of the Company. This is accomplished by providing for the granting of 'Options' (which term as used herein includes both 'Incentive Stock Options' and 'Nonstatutory Stock Options,' as later defined) to qualified employees. In addition, the Plan also provides for the granting of 'Nonstatutory Stock Options' to all non-employee Directors of the Company, as consideration for their services and for attending meetings of the Board of Directors, and also provides for the granting of 'Nonstatutory Stock Options' to consultants and advisors who provide services to the Company.

    2. Administration. The Plan shall be administered by the Board of Directors, or if the Board of Directors elects, a committee (the 'Committee') consisting of at least two (2) Directors chosen by the Board of Directors. Except as herein specifically provided, the interpretation and construction by the Board or Committee of any provision of the Plan or of any Option granted under it shall be final and conclusive. The receipt of Options by Directors, or any members of the Committee, shall not preclude their vote on any matters in connection with the administration or interpretation of the Plan, except as otherwise provided by law.

    3. Shares subject to the Plan. The stock subject to grant under the Plan shall be shares of the Company's common stock, $.001 par value (the 'Common Stock'), whether authorized but unissued or held in the Company's treasury or shares purchased from stockholders expressly for use under the Plan. The maximum number of shares of Common Stock which may be issued pursuant to Options granted under the Plan shall not exceed four million five hundred thousand (4,500,000) shares, subject to adjustment in accordance with the provisions of Section 12 hereof. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of all outstanding Options granted under the Plan. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for Options under this Plan.

    4. Stock option document. Each Option granted under the Plan shall be authorized by the Board or Committee and shall be evidenced by a Stock Option Document which shall be executed by the Company. The Stock Option Document shall specify the number of shares of Common Stock as to which any Option is granted, the period during which the Option is exercisable and the option price per share thereof.

    5. Discretionary grant participation. The class of persons which shall be eligible to receive discretionary grants of Options under the Plan shall be all employees (including officers) of either the Company or any subsidiary corporation of the Company, directors who are not employees of either the Company or any subsidiary of the Company and consultants and advisors who provide services to the Company or any subsidiary of the Company other than in connection with the offer or sale of securities in a capital raising transaction. Such persons shall be entitled to receive (i) Incentive Stock Options, as described in Section 6 hereafter and (ii) Nonstatutory Stock Options, as described in Section 7 hereafter. Non-employee directors, consultants and advisors shall be entitled only to receive Nonstatutory Stock Options. The Board or Committee, in their sole discretion, but subject to the provisions of the Plan, shall determine the employees, non-employee directors, consultants or advisors of the Company or its subsidiary corporations to whom Options shall be granted and the number of shares to be covered by each Option taking into account the nature of the employment or services rendered by the individuals being considered, their annual compensation, their present and potential contributions to the success of the Company and such other factors as the Board or Committee may deem relevant.

    6. Incentive stock options. The Board or Committee may grant Options under the Plan which are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986 (the 'Code') (such an Option referred to herein as an 'Incentive Stock Option') and which are subject to the following terms and conditions and any other terms and conditions as may at any time be required by
Section 422 of the Code:

        (a) No Incentive Stock Option shall be granted to individuals other than employees of the Company or of a subsidiary corporation of the Company.

        (b) Each Incentive Stock Option under the Plan must be granted prior to April 5, 2006, which is within ten (10) years from the date the original 1996 Stock Option Plan was adopted by the Board of Directors and stockholders.

        (c) The option price of the shares subject to any Incentive Stock Option shall not be less than the fair market value of the Common Stock at the time such Incentive Stock Option is granted; provided, however, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the option price of the shares subject to the Incentive Stock Option shall be at least one hundred ten percent (110%) of the fair market value of the Common Stock at the time the Incentive Stock Option is granted.

        (d) No Incentive Stock Option granted under the Plan shall be exercisable after the expiration of ten (10) years from the date of its grant. However, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date of its grant. Every Incentive Stock Option granted under the Plan shall be subject to earlier termination as expressly provided in Section 10 hereof.

        (e) For purposes of determining stock ownership under this Section 6, the attribution rules of Section 424(d) of the Code shall apply.

        (f) For purposes of the Plan, fair market value shall be determined by the Board or Committee and, if the Common Stock is listed on a national securities exchange or traded on the Over-the-Counter market, the fair market value shall be the closing price of the Common Stock on such exchange, or on the Over-the-Counter market as reported by the National Quotation Bureau, Incorporated, as the case may be, on the day on which the Option is granted or on the day on which a determination of fair market value is required under the Plan, or, if there is no trading or closing price on that day, the closing price on the most recent day preceding the day for which such prices are available.

    7. Nonstatutory stock options. The Board or Committee may grant Options under the Plan which are not intended to meet the requirements of Section 422 of the Code, as well as Options which are intended to meet the requirements of
Section 422 of the Code, but the terms of which provide that they will not be treated as Incentive Stock Options (referred to herein as a 'Nonstatutory Stock Option'). Nonstatutory Stock Options which are not intended to meet these requirements shall be subject to the following terms and conditions:

        (a) A Nonstatutory Stock Option may be granted to any person eligible to receive an Option under the Plan pursuant to Section 5 hereof.

        (b) The option price of the shares subject to a Nonstatutory Stock Option shall be determined by the Board or Committee, in their absolute discretion, at the time of the grant of the Nonstatutory Stock Option.

        (c) A Nonstatutory Stock Option granted under the Plan may be of such duration as shall be determined by the Board or Committee (not to exceed 10 years) and shall be subject to earlier termination as expressly provided in
    Section 10 hereof.

    8. Rights of option holders. The holder of any Option granted under the Plan shall have none of the rights of a stockholder with respect to the shares covered by his Option until such shares shall be issued to him upon the exercise of his Option.

    9. Transferability. No Option granted under the Plan shall be transferable by the individual to whom it was granted otherwise than by Will or the laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and, during the lifetime of such individual, shall not be exercisable by any other person, but only by him.

    10. Termination of employment or death.

    (a) If the employment of an employee by the Company or any subsidiary of the Company shall be terminated voluntarily by the employee or for cause, then his Options shall expire forthwith. Except as provided in subsections (b) and (c) of this Section 10, if such employment or services shall terminate for any other reason, then such Options may be exercised at any time within three (3) months after such termination, subject to the provisions of subparagraph (f) of this
Section 10. For purposes of the Plan, the retirement of an individual either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company shall be deemed to be termination of such individual's employment other than voluntarily or for cause. For purposes of this subparagraph, an employee who leaves the employ of the Company to become an employee of a subsidiary corporation of the Company or a corporation (or subsidiary or parent corporation of such corporation) which has assumed the Options of the Company as a result of a corporate reorganization shall not be considered to have terminated his employment.

    (b) If the holder of any Options under the Plan dies (i) while employed by the Company or a subsidiary of the Company, or (ii) within three (3) months after the termination of his employment or services other than voluntarily by the employee or for cause, then such Options may, subject to the provisions of subparagraph (f) of this Section 10, be exercised by the estate of the employee or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such employee at any time within one
(1) year after such death.

    (c) If the holder of any Options under the Plan ceases employment because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or a subsidiary of the Company, then such Options may, subject to the provision of subparagraph (f) of this Section 10, be exercised at any time within one (1) year after his termination of employment due to his disability.

    (d) If the services of a non-employee Director of the Company shall be terminated by the Company for cause, then his Options shall expire forthwith. If such services shall terminate for any other reason (including the death or disability of a non-employee Director), he shall resign as a director of the Company or his term shall expire, then such Options may be exercised at any time within one (1) year after such termination, subject to the provisions of subparagraph (f) of this Section 10. In the event of the death of a non-employee Director, his Options may, subject to the provisions of subparagraph (f) of this
Section 10, be exercised by his estate or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such non-employee Director at any time within one (1) year after such death.

    (e) Upon the death of any consultant or advisor to the Company or any of its subsidiaries, who is granted any Options hereunder, such Options may, subject to the provisions of subparagraph (f) of this Section 10, be exercised by the estate of such person or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such person at any time within one (1) year after such death.

    (f) An Option may not be exercised pursuant to this Section 10 except to the extent that the holder was entitled to exercise the Option at the time of termination of employment, termination of Directorship, or death, and in any event may not be exercised after the expiration of the Option.

    (g) For purposes of this Section 10, the employment relationship of an employee of the Company or of a subsidiary corporation of the Company will be treated as continuing intact while he is on military or sick leave or other bona fide leave of absence (such as temporary employment by the

Government) if such leave does not exceed ninety (90) days, or, if longer, so long as his right to reemployment is guaranteed either by statute or by contract.

    (h) Restrictive Covenants. In consideration of the Options granted pursuant to this Plan and to induce the Company to grant such Options, for all Options granted hereunder each optionee shall agree, which agreement shall be deemed given by the optionee by the optionee's acceptance of such Options, as follows:

        (i) Definitions. As used in this Section 10(h), the following terms shall have the meanings ascribed to them in this subsection:

           'Business' shall mean the business of designing, developing, marketing, selling and/or distributing any kind of skin replacement or skin regeneration product or other product or service being developed, produced, sold, marketed or provided by the Company during the period of such optionee's employment by the Company.

           'Competitive Company' shall mean any person, corporation, association, joint venture, partnership, or other business entity that engages in any part of the Business in competition with the Company.

           'Restrictive Period' shall mean a period of one year following the termination of the optionee's employment with the Company, or the termination of services otherwise being rendered by the optionee for the Company; provided, however, that the Restrictive Period shall be extended for an additional period equal to any period during which the optionee is in violation of any of the provisions of Section 10(h)(iv), below.

           'Territory' shall mean the entire world.

        (ii) Acknowledgements. The optionee will acknowledge that by reason of his position with the Company he is and will be acquainted with confidential and privileged information relating to biomedical products or other products being developed or developed by the Company, customer files and special customer information, vendor sources and information, licenses, product lines, intellectual property (including, but not limited to, patents, trademarks and copyrights), financings, mergers, acquisitions, selective personnel information and confidential processes, designs, ideas, plans, devices and materials, and other similar matters treated by the Company as confidential (the 'Confidential Information') and that use of the Confidential Information might seriously damage the Company in its Business.

        (iii) Nondisclosure. The optionee will agree not to divulge, furnish, or make accessible to any third person, company or other organization or entity (other than in the regular course of the Company's Business) any Confidential Information without the prior written consent of the Company; provided, however, that such covenant will not apply to any Confidential Information that was known by the optionee prior to the Company's disclosure thereof to such optionee, that is or becomes through no fault of the optionee generally available to the public, or that is independently developed and supplied to the optionee by a source other than the Company.

        (iv) Covenant Not to Compete. The Optionee will agree that during the continuation of his employment with, or otherwise rendering services for, the Company and during the Restrictive Period the optionee will not, directly or indirectly, within the Territory:

           (1) own, manage, operate, control, be employed by, render advisory services to, support or assist (by loans or otherwise), participate in or be connected in the management or control of any Competitive Company, unless his affiliation with such Competitive Company is not related in any way, directly or indirectly, to the development, sale or marketing of skin replacement or skin regeneration products, or the development, sale or marketing of other products or the provision of services that are of the same kind or a like nature as those products developed, sold or marketed or services provided by the Company at the time of the optionee's employment by the Company; or

           (2) solicit or attempt in any manner to persuade or influence any present or future customer of the Company to divert its business from the Company to any Competitive Company, or any employee of the Company to terminate his employment with the Company.

        (v) Enforcement. The optionee will agree that in the event of any breach or threatened breach by the optionee of the foregoing covenants, the Company, in addition to any other rights and remedies it may have, will be entitled to an injunction without having to post any bond or other security, restraining such breach or threatened breach, the optionee agreeing to stipulate that a breach by the optionee would cause irreparable damage to the Company and that the Company's remedies at law would be inadequate. The optionee will further agree that the existence of any claim or cause of action on the part of the optionee against the Company shall not constitute a defense to the enforcement of these provisions and that the terms of the foregoing covenants, including without limitation the Restrictive Period and the Territory, are reasonable in all respects and necessary for the protection of the Company. If any court of competent jurisdiction will finally adjudicate that any of the covenants are too broad as to area, activity or time covered, the optionee will agree that such area, activity or time covered may be reduced to whatever extent the court deems reasonable and the covenants and the remedy of injunctive relief may be enforced as to such reduced area, activity or time.

    11. Exercise of options.

    (a) Unless otherwise provided in the Stock Option Document, any Option granted under the Plan shall be exercisable in whole at any time, or in part from time to time, prior to expiration. The Board or Committee, in their absolute discretion, may provide in any Stock Option Document that the exercise of any Option granted under the Plan shall be subject (i) to such condition or conditions as it may impose, including but not limited to, a condition that the holder thereof remain in the employ or service of the Company or a subsidiary corporation of the Company for such period or periods of time from the date of grant of the Option, as the Board or Committee, in their absolute discretion, shall determine; and (ii) to such limitations as it may impose, including, but not limited to, a limitation that the aggregate fair market value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) shall not exceed One Hundred Thousand Dollars ($100,000). In addition, in the event that under any Stock Option Document the aggregate fair market value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds One Hundred Thousand Dollars ($100,000), the Board or Committee may, when shares are transferred upon exercise of such Options, designate those shares which shall be treated as transferred upon exercise of an Incentive Stock Option and those shares which shall be treated as transferred upon exercise of a Nonstatutory Stock Option.

    (b) An Option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (attention of the Secretary) of written notice of the number of shares with respect to which the Option is being exercised. Such notice shall be accompanied by payment of the full option price of such shares, and payment of such option price shall be made by the holder's delivery of his check payable to the order of the Company; provided, however, that notwithstanding the foregoing provisions of this Section 11 or any other terms, provisions or conditions of the Plan, at the written request of the optionee and upon approval by the Board of Directors or the Committee, shares acquired pursuant to the exercise of any Option may be paid for in full at the time of exercise by the surrender of shares of Common Stock of the Company held by or for the account of the optionee at the time of exercise to the extent permitted by subsection (c)(5) of Section 422 of the Code and, with respect to any person who is subject to the reporting requirements of
Section 16(a) of the Securities Exchange Act of 1934 (the 'Exchange Act'), to the extent permitted by Section 16(b) of the Exchange Act and the Rules of the Securities and Exchange Commission, without liability to the Company. In such case, the fair market value of the surrendered shares shall be determined by the Board or Committee as of the date of exercise in the same manner as such value is determined upon the grant of an Incentive Stock Option.

    12. Adjustment upon change in capitalization.

    (a) In the event that the outstanding Common Stock is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, stock dividends or the like, an appropriate adjustment shall be made by the Board or Committee in the aggregate number of shares available under the Plan and in the number of shares and option price per share subject to outstanding Options. If the Company shall be reorganized, consolidated or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, the holder of an Option shall, at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the happening of such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his Option; provided, however, that in such event the Board or Committee shall have the discretionary power to take any action necessary or appropriate to prevent any Incentive Stock Option granted hereunder from being disqualified as an 'incentive stock option' under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto.

    (b) Any adjustment in the number of shares shall apply proportionately to only the unexercised portion of the Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

    13. Further conditions of exercise.

    (a) Unless prior to the exercise of the Option the shares issuable upon such exercise have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the 'Securities Act'), the notice of exercise shall be accompanied by a representation or agreement of the individual exercising the Option to the Company to the effect that such shares are being acquired for investment and not with a view to the resale or distribution thereof or such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with the Securities Act.

    (b) The Company shall not be obligated to deliver any Common Stock until it has been listed on each securities exchange on which the Common Stock may then be listed and until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualifications and compliance.

    14. Effectiveness of the plan. The Plan was originally adopted by the Board of Directors on April 1, 1996. The Plan was approved by the affirmative vote of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of stockholders of the Company convened on
June 19, 1996. The Amendment and Restatement of the Plan was adopted by the Board of Directors on May 5, 1998 and by the affirmative vote of a majority of the outstanding shares of capital stock of the Company in person or by proxy at a meeting of stockholders of the Company convened on August 11, 1998. The Second Amendment and Restatement of the Plan was adopted by the Board of Directors on April 5, 2000 and by the affirmative vote of a majority of the outstanding shares of capital stock of the Company in person or by proxy at a meeting of stockholders of the Company convened on August 15, 2000. The Third Amendment and Restatement of the Plan was adopted by the Board of Directors on December 5, 2002 and by the affirmative vote of a majority of the outstanding shares of capital stock of the Company in person or by proxy at a meeting of the
stockholders of the Company convened on                     , 2003.

    15. Termination, modification and amendment.

    (a) The Plan (but not Options previously granted under the Plan) shall terminate on April 5, 2006, which is within ten (10) years from the date of its adoption by the Board of Directors and stockholders, or sooner as hereinafter provided, and no Option shall be granted after termination of the Plan.

    (b) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of stockholders of the Company convened for such purpose.

    (c) The Board of Directors may at any time, on or before the termination date referred to in Section 15(a) hereof, terminate the Plan, or from time to time make such modifications or amendments to the Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of stockholders of the Company convened for such purpose, increase (except as provided by Section 12 hereof) the maximum number of shares as to which Incentive Stock Options may be granted or change the designation of the employees or class of employees eligible to receive Options.

    (d) No termination, modification or amendment of the Plan, may without the consent of the individual to whom an Option shall have been previously granted, adversely affect the rights conferred by such Option.

    16. Not a contract of employment. Nothing contained in the Plan or in any Stock Option Document executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ or service of the Company or a subsidiary corporation of the Company.

    17. Use of proceeds. The proceeds from the sale of shares pursuant to Options granted under the Plan shall constitute general funds of the Company.

    18. Indemnification of board of directors or committee. In addition to such other rights of indemnification as they may have, the members of the Board of Directors or the Committee, as the case may be, shall be indemnified by the Company to the extent permitted under applicable law against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted hereunder and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit or proceeding, the member or members of the Board of Directors or the Committee, as the case may be, shall notify the Company in writing, giving the Company an opportunity at its own cost to defend the same before such member or members undertake to defend the same on their own behalf.

    19. Definitions. For purposes of the Plan, the terms 'parent corporation' and 'subsidiary corporation' shall have the same meanings as set forth in Sections 424(e) and 424(f) of the Code, respectively, and the masculine shall include the feminine and the neuter as the context requires.

    20. Governing law. The Plan shall be governed by, and all questions arising hereunder shall be determined in accordance with, the law of the State of New York.

                                                                      APPENDIX I

     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD             , 2003

                           ORTEC INTERNATIONAL, INC.

Know all men by these presents, that the undersigned hereby constitutes and appoints Steven Katz and Ron Lipstein and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and vote with respect to all of the shares of the common stock of Ortec International, Inc., standing in the name of the undersigned at the close of business on December 13, 2002, at the Annual Meeting
of Stockholders of the Company to be held on           , 2003 at the Russ Berrie
Medical and Science Pavilion, 1150 St. Nicholas Avenue, New York, New York, at
4 p.m. local time, and at any and all adjournments thereof, with all the powers that the undersigned would possess if personally present, and especially (but without limiting the general authorization and power hereby given) to vote as follows.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

                                                                      APPENDIX I

[X]  Please mark your votes as in this example

                   FOR        AGAINST
1. Election of     [ ]          [ ]     Nominees are:
   Directors                            Steven Katz, Dr. Mark Eisenberg, Ron Lipstein,
                                        Alain Klapholz, Steven Lilien and Allen I. Schiff

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

                                                                                     FOR         AGAINST       ABSTAIN
2.   Approval of appointment of Grant Thornton LLP as the Company's                  [ ]           [ ]           [ ]
     auditors.

3.   To approve an amendment to the Company's certificate of incorporation, as       [ ]           [ ]           [ ]
     amended and restated, increasing from 35,000,000 to 200,000,000 the number of shares of common stock the Company is authorized to issue.

4.   To authorize the Board of Directors, in its discretion, to amend the            [ ]           [ ]           [ ]
     Company's certificate of incorporation, as amended and restated, to effect a reverse stock split of the Company's common stock at a ratio within the range from one-for-two to one-for-ten without further approval or authorization of its stockholders at any time prior to December 31, 2003.

5.   To ratify and approve a third amendment to the Company's 1996 Stock Option      [ ]           [ ]           [ ]
     Plan (the "Plan") increasing the number of shares of the Company's Common
     Stock under the Plan from 3,000,000 to 4,500,000 shares.

6.   In their discretion upon such other measures as may properly come before        [ ]           [ ]           [ ]
     the meeting, hereby ratifying and confirming all that said proxy may lawfully do or cause to be done by virtue hereof and hereby revoking all proxies heretofore given by the undersigned to vote at said meeting or any adjournment thereof.


The shares represented by this proxy will be voted in the manner indicated, and if no instructions to the contrary are indicated, will be voted FOR all proposals listed above.

Number of shares owned by undersigned                .

SIGNATURE(S):                                   DATE:
             --------------------------------        -----------
SIGNATURE(S):                                   DATE:
             --------------------------------        -----------

IMPORTANT: Please sign exactly as your name or names are printed here. Executors, administrators, trustees and other persons signing in a representative capacity should give full title.